Exhibit 2.3

EXECUTION COPY

GUARANTY AGREEMENT

GUARANTY AGREEMENT dated as of December 23, 2003 between each of the guarantors that is a signatory hereto under the caption “GUARANTORS” on the signature pages hereof (collectively the “Guarantors” and each a “Guarantor”), and CITIBANK, N.A., as Administrative Agent under the Credit Agreement referred to below.

Desc, S.A. de C.V. (together with its successors and assigns, the “Borrower”), a Mexican corporation and the direct or indirect parent of each Guarantor, and certain Banks and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as from time to time modified or amended, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for the making of loans by the Banks to the Borrower in an aggregate principal amount of up to $445,749,991.78.

To induce the Banks and the Administrative Agent to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

Section 2. The Guarantee.

2.01 The Guarantee. Each Guarantor hereby jointly and severally guarantees to the Banks and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the Credit Agreement, the Notes and the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same upon receipt from the Administrative Agent of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection.

2.02 Acknowledgments, Waivers and Consents. Each Guarantor agrees that the obligations of such Guarantor under Section 2.01 hereof shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, each Guarantor agrees that, to the fullest extent permitted by applicable law:

(a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of any Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent or any Bank under this Agreement:

(i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

(ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any Guarantor under this Agreement or of any other guarantee of all or any part of the Guaranteed Obligations;

(iii) any application of the proceeds of any other guarantee (including without limitation any letter of credit or the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Administrative Agent may determine;

(iv) any release of any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

(v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

(vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of any Guarantor;

(vii) any proceeding against the Borrower or any other guarantor of (including without limitation any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent and the Banks under the Loan Documents or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Administrative Agent or the Banks shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(viii) the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Bank may desire; or

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(ix) all or any combination of any of the actions set forth in this Section 2.02(a).

(b) The enforceability and effectiveness of this Agreement and the liability of each Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the Banks under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

(ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

(iii) the illegality, invalidity or unenforceability of any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations);

(v) any failure of the Administrative Agent or any Bank to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person’s liability under this Agreement, the Administrative Agent and the Banks being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi) any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations);

(vii) any failure of the Administrative Agent or any Bank or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

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(viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, síndico, conciliador, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(ix) any action taken by the Administrative Agent or any Bank that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action;

(x) any law of any jurisdiction, or any event, affecting any term of any Guaranteed Obligation or the rights of the Administrative Agent, the Collateral Agent or any Bank with respect thereto, including without limitation: (A) the application of any such law, including any prior approval, which would prevent the exchange of a currency other than Dollars for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of a banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by any country or any Governmental Authority that directly or indirectly deprives any Person in such country otherwise entitled thereto of any claim for payment under all or any part of the Guaranteed Obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Agreement); or

(xi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations).

(c) To the fullest extent permitted by law, each Guarantor expressly waives, for the benefit of the Administrative Agent and the Banks, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 2.01 hereof), and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement, any Note or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and of any law that exonerates or limits the liability of guarantors or sureties, and any defenses provided by these laws, to the fullest extent permitted by applicable law.

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(d) Each Guarantor further waives, to the fullest extent permitted by law, any right to which it may be entitled, including, without limitation:

(i) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Borrower’s obligations under the Credit Agreement prior to any amounts being claimed from or paid by any Guarantor;

(ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against any Guarantor;

(iii) to have its obligations hereunder be divided among other guarantors; and

(iv) to the extent applicable, under Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2830 (subject to what is provided herein), 2836, 2837 (subject to what is provided herein, to the extent amounts due are not paid in full), 2842, 2846 and 2848 of Mexico’s Federal Civil Code (and the corresponding provisions of the Civil Code of the States of Mexico).

2.03 Reinstatement. The obligations of each Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and the Banks on demand for all costs and expenses (including, without limitation, fees of counsel, but without duplication of the obligations of the Borrower under the Credit Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

2.04 Subrogation. Each Guarantor hereby agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under the Credit Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Administrative Agent and the Banks, the obligations of the Borrower under the Credit Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall to the fullest extent permitted by applicable law forthwith become due and payable by such Guarantor for purposes of said Section 2.01.

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2.06 Payments. (a) All payments by any Guarantor under this Agreement shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in the Credit Agreement and free and clear of any and all present and future Covered Taxes. In the event that any Guarantor, any Person making a payment hereunder on behalf of any Guarantor or the Administrative Agent shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the sum payable shall be increased as necessary so that after making all required deductions and withholdings the recipient of such payment receives an amount equal to the sum it would have received had no such deduction or withholding been made, except to the extent that the Borrower would not have been required to make such payments under Section 5.05(i) of the Credit Agreement.

(b) Each Guarantor shall indemnify the Administrative Agent and each Bank against, and reimburse them upon demand for, any Covered Taxes paid at any time by the Administrative Agent or such Bank (as the case may be) and any loss, liability, claim or expense, including interest, penalties, surcharges and reasonable and documented, when possible, legal fees, that the Administrative Agent or such Bank may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Covered Taxes when due except to the extent that the Borrower would not have been required to make such payments under Section 5.05(i) of the Credit Agreement.

(c) Each Guarantor agrees to pay all Other Applicable Taxes.

Section 3. Representations and Warranties. Each Guarantor represents and warrants to the Administrative Agent and the Banks that:

3.01 Organization; Power and Authority. Such Guarantor (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect, (d) has full power, authority and legal right to make and perform this Agreement, (e) is in material compliance with all applicable laws and regulations and (f) is a Subsidiary of the Borrower and thus will derive substantial direct and indirect benefit from the Guaranteed Obligations.

3.02 Due Authorization, Legality, Etc. The making and performance by such Guarantor of this Agreement and all other documents and instruments to be executed and delivered hereunder by such Guarantor have been duly authorized by all necessary corporate action, and do not and will not contravene (a) the estatutos sociales of such Guarantor, (b) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as

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now in effect, or (c) any material agreement or instrument or contractual restriction binding on or affecting such Guarantor or any of its Property, and do not and will not result in the imposition of any Lien on any Property of such Guarantor, except for Liens created pursuant to the Security Documents.

3.03 No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority, and no other third-party consent or approval is necessary, for the due execution, delivery and performance by such Guarantor of this Agreement or for the legality, validity or enforceability of this Agreement.

3.04 Legal Effect. This Agreement has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) as rights of acceleration, indemnification, contribution and the availability of equitable remedies may be limited by equitable principles of general applicability.

3.05 Ranking. The payment obligations of such Guarantor hereunder are unconditional, secured (but only to the extent of the Collateral and otherwise unsecured) and unsubordinated general obligations of such Guarantor, and rank and will at all times rank at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of such Guarantor, other than statutorily preferred obligations, and will have priority with respect to such unsecured and unsubordinated Indebtedness, other that statutorily preferred obligations, to the extent of the Collateral, except that (i) certain limited labor claims for salaries and indemnities provided for in the Mexican Constitution, and bankruptcy-related expenses, and (ii) in respect of amounts due in excess of the Collateral, other labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas, retirement fund quotas and other secured obligations (to the extent of the value of the relevant collateral) will have priority over the claims of the Administrative Agent and the Banks in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico (x) in the case of (i), with respect to both the secured and unsecured obligations of such Guarantor, and (y) in the case of (ii), with respect to unsecured obligations of such Guarantor.

3.06 No Actions or Proceedings. There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor that (a) could reasonably be expected to have a Material Adverse Effect or (b) purport to affect the legality, validity or enforceability of this Agreement.

3.07 Commercial Activity; Absence of Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement, and the making and performance of this Agreement by such Guarantor constitute private and commercial acts rather than public or governmental acts. Such Guarantor is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under this Agreement.

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3.08 Taxes. There is no income, stamp or other tax, levy, assessment, impost, deduction, charge or withholding of any kind imposed by Mexico (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery of this Agreement or (b) on any payment to be made by such Guarantor pursuant to this Agreement, other than any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Mexico or by virtue of its having a permanent establishment in Mexico to which income under this Agreement is attributable or its Applicable Lending Office being located in Mexico, except for withholding tax on payments of interest and fees deemed to be interest to Banks other than Mexican Banks (acting directly and not acting through non-Mexican agencies or branches) and EDC. Such Guarantor has filed all tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP.

3.09 Environmental Matters. The operations and Property of such Guarantor comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.10 Investment Company Act. Such Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.11 Solvency. Such Guarantor is, and after giving effect to the making of the Loans and the use of proceeds thereof (but without taking into account the incurrence of the Guaranteed Obligations or any liabilities arising from the Guarantees provided by such Guarantor in respect of Other Facilities) will be, Solvent.

3.12 Legal Form. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Guarantor under such law, and if it were stated to be governed by such law, it would constitute a legal, valid and binding obligation of such Guarantor under such law, enforceable in accordance with its terms, except (i) as it would be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) as it would be limited by equitable principles of general applicability. All formalities required in Mexico for the validity and enforceability of this Agreement have been accomplished and no Covered Taxes are required to be paid and no notarization is required for the validity and enforceability hereof, provided that, in the event any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

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3.13 Guarantor’s Credit Decision, Etc. Such Guarantor has, independently and without reliance on the Banks or the Administrative Agent and based on such documents and information as such Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition, operations and business of the Borrower, and such Guarantor is not relying on the Banks or the Administrative Agent to provide such information now or in the future. Such Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by the Credit Agreement.

3.14 Foreign Exchange Regulations. There are no foreign exchange controls or other similar legal restrictions in effect in Mexico that would affect the ability of such Guarantor to make any payment under this Agreement, or that would restrict the ability of such Guarantor to convert Pesos into Dollars (or other foreign currencies) for subsequent payment thereunder.

Section 4. Covenants. Each Guarantor covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower under the Credit Agreement:

4.01 Corporate Existence. Such Guarantor will (i) preserve and maintain its legal existence and (ii) preserve and maintain all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 4.01 shall prohibit any transaction expressly permitted under Section 9.01 of the Credit Agreement).

4.02 Compliance with Law. Such Guarantor will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including without limitation IMSS, INFONAVIT and SAR and all Environmental Laws and laws relating to social security) except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

4.03 Payment of Obligations. Such Guarantor will pay and discharge, at or before maturity all of its material obligations and liabilities (including, without limitation, claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien) and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligation, liability, tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and where the failure to pay or discharge such obligation, liability, tax, assessment, charge or levy would not result in a Material Adverse Effect.

4.04 Maintenance of Property; Insurance. Such Guarantor will (a) maintain all of its Property useful and necessary in the business conducted by the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, provided, however, that such Guarantor shall not be prevented by this Section 4.04 from discontinuing such operations or disposing of or suspending the maintenance of those Properties which, in the reasonable

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judgment of the Borrower, are no longer necessary or useful in the conduct of the business of the Borrower or such Guarantor, as the case may be, and if such discontinuation, disposition or suspension would not result in a Material Adverse Effect; and (b) maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against in Mexico (or other relevant jurisdictions in which each Guarantor conducts its operations) by other companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

4.05 Governmental Authorizations. Such Guarantor will promptly from time to time obtain or make and maintain in full force and effect all licenses, consents, authorizations and approvals of, and filings and registrations with, any Governmental Authority from time to time necessary under the laws of Mexico for the making and performance by each Guarantor of this Agreement

4.06 Ranking. Such Guarantor will ensure that the payment obligations of such Guarantor under this Agreement will at all times constitute unconditional, secured (but only to the extent of the Collateral, and otherwise unsecured) and unsubordinated general obligations of such Guarantor ranking at least pari passu in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of such Guarantor (other than Indebtedness or obligations having priority by operation of law).

Section 5. Miscellaneous.

5.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement, the Notes or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement, the Notes or the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

5.02 Notices. (a) All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopy, email or mailed notice, upon receipt, in each case given or addressed as aforesaid.

(b) Notwithstanding the foregoing, each Guarantor hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation Communications by transmitting the Communications in an electronic/soft

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medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Guarantor agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(c) Each Guarantor further agrees that the Administrative Agent may make the Communications available to the Banks by posting the Communications on the Platform.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT AS TO THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO ANY GUARANTOR, ANY BANK, THE COLLATERAL AGENT OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH GUARANTOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(f) Nothing herein shall prejudice the right of the Administrative Agent to give any notice or other communication pursuant to any Loan Document in any other manner specified herein or in such Loan Document.

5.03 Expenses, Indemnifications, Etc. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the Banks for all of their out-of-pocket costs and expenses (including, without limitation, the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default. In addition, each Guarantor hereby jointly and severally agrees to indemnify the Administrative Agent and the Banks and their respective directors, officers, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs and expenses of any kind (including, without limitation, fees and disbursements of counsel), joint or several, that may be

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incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereof arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by any Guarantor, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability, obligation, penalty, action, judgment, suit, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Each Guarantor also agrees not to assert any claim against any Indemnified Party for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any of the transactions contemplated hereby.

5.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower (which for this purpose is appointed the attorney-in-fact of each Guarantor, which appointment is irrevocable and coupled with an interest) and the Administrative Agent. Any such amendment or waiver shall be binding upon the Banks, each holder of any of the Guaranteed Obligations and each Guarantor. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, provided, that, except as expressly permitted by Section 9.01 of the Credit Agreement, no Guarantor may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.08 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

5.09 Jurisdiction, Service of Process and Venue.

(a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

Guaranty Agreement

(b) Each Guarantor hereby irrevocably appoints CT Corporation System in New York, New York (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such Guarantor and its Property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York. Such appointment shall be irrevocable as long as the Loans are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, the affected Guarantor will, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Each Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section in full force and effect and to cause the Process Agent to act as such.

(c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Bank to serve any such process or summonses in any other manner permitted by applicable law.

(d) Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan, New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any party hereto is or may be subject, by suit upon judgment.

5.10 Waiver of Jury Trial. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.11 Waiver of Immunity. To the extent that any Guarantor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

Guaranty Agreement

5.12 Judgment Currency. This is a guaranty of an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of each Guarantor under this Agreement to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the recipient may in accordance with normal banking procedures purchase Dollars in the amount originally due to such recipient with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 5.12 called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or any Bank hereunder (in this Section 5.12 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees jointly and severally to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. If the amount of Dollars so purchased exceeds the sum originally due to the Entitled Person, such Entitled Person shall remit such excess to the Borrower.

5.13 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

5.14 Set-Off. Without limiting any of the obligations of the Guarantors or the rights of the Banks or the Administrative Agent hereunder, if any Guarantor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder, each Bank and the Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without prior notice to any Guarantor (which notice is expressly waived by each Guarantor to the fullest extent permitted by applicable law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and any other obligations at any time held or owing by such Bank, the Administrative Agent or any Subsidiary, Affiliate, branch or agency thereof to or for the credit or account of any Guarantor. Such Bank or the Administrative Agent, as applicable, shall promptly provide notice to each Guarantor of such set-off, provided, that failure by such Bank or the Administrative Agent, as applicable, to

Guaranty Agreement

provide such notice to each Guarantor shall not give any Guarantor any cause of action or right to damages or affect the validity of such set-off and application. The rights of each Bank and the Administrative Agent under this Section are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) that such Bank and the Administrative Agent may have.

5.15 Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.16 Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the Administrative Agent shall be a reference to the Administrative Agent for the benefit of the Banks under the Credit Agreement.

5.17 Additional Guarantors. Each Person that is required to become a party to this Agreement pursuant to Section 8.14 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I hereto.

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Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CITIBANK, N.A.,
as Administrative Agent

By
Name:
Title:

Address for Notices:

Guaranty Agreement

GUARANTORS DESC AUTOMOTRIZ, S.A DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

Guaranty Agreement

MORESA, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

Guaranty Agreement

COMERCIALIZADORA MORESA, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

Guaranty Agreement

MORESTANA, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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PISTONES MORESA, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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INMOBILIARIA CORCEL, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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INMOBILIARIA UNIK, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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PINTURA ESTAMPADO Y MONTAJE,
S.A. DE C.V

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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AGROKÉN, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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CORPORATIVO DINE, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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PROMOCIONES BOSQUES, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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CANTILES DE MITA, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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AEROPYCSA, S.A. DE C.V.

By
Name:
Title:

By
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Title:

Address for Notices:

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CORPORATIVO ARCOS DESC, S.A. DE C.V.

By
Name:
Title:

By
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Title:

Address for Notices:

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CAÑADA DE SANTA FÉ, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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CORPORATIVO ARCOS II, S.A. DE C.V.

By
Name:
Title:

By
Name:
Title:

Address for Notices:

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OPERADORA DE NAYARIT, S.A. DE C.V.

By
Name:
Title:

By
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ANNEX I

ASSUMPTION AGREEMENT dated as of [•][•], [•], between [•], a [•] corporation (the “Additional Guarantor”), and CITIBANK, N.A., as Administrative Agent under the Credit Agreement referred to below.

Desc, S.A. de C.V. (together with its successors and assigns, the “Borrower”), a Mexican corporation and the [direct] [indirect] parent of the Additional Guarantor, and certain Banks and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as from time to time modified or amended, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for the making of loans by the Banks to the Borrower in an aggregate principal amount of up to $445,749,991.78.

In connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of December 23, 2003 (as amended, supplemented or otherwise modified form time to time, the “Guarantee”).

The Credit Agreement requires the Additional Guarantor to become a party to the Guarantee. Accordingly, the parties hereto agree as follows:

1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

2. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5.17 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct with respect to such Additional Guarantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

3. Governing Law. This Assumption Agreement shall be governed by and construed in accordance with the law of the State of New York.

Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed and delivered as of the day and year first above written.

CITIBANK, N.A.,
as Administrative Agent

By
Name:
Title:

[GUARANTOR]

By
Name:
Title:

Address for Notices:

Guaranty Agreement